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                                 SCHEDULE 1.2

                     CALL CENTER INTERIM SERVICE AGREEMENT


THIS AGREEMENT made as of the - day of -, 1997.


BETWEEN:

                     COLORADO SATELLITE BROADCASTING, INC.
             a corporation incorporated under the laws of Colorado

                                    ("CSB")

                                    - and -

                             1248663 ONTARIO INC.
             a corporation incorporated under the laws of Ontario

                                    ("124")


WHEREAS CSB is engaged in the adult movies business (the "Business");

AND WHEREAS under the terms of an Asset Purchase Agreement made September 5, 1997 among New Frontier Media, Inc., CSB and 124 (the "Asset Purchase Agreement"), the parties hereto have agreed to enter into this Agreement;

AND WHEREAS CSB wishes to engage 124 and 124 wishes to be so engaged to provide the Services, as defined in SECTION 1, for the call center to be located at 1825 Woodward Drive, Ottawa, Ontario (the "Call Center") on an interim basis on behalf of CSB;

NOW THEREFORE THE PARTIES AGREE as follows in consideration of the payment of $2.00, the receipt and sufficiency of which is hereby acknowledged:


                   ARTICLE 1.  PROVISION OF SERVICES BY 124

1.1 SERVICES. Subject to the terms and conditions of this Agreement, CSB shall retain 124 to carry out the services and 124 shall render the services as set out in SCHEDULE "A" (the "Services"). 124 hereby expressly covenants to perform the Services and all other functions reasonably necessary for the operation of a call center in respect of the Business.


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1.2 COLLECTIONS.  124 agrees to deposit all amounts collected from subscribers to the programming offered by the Business in such accounts as directed from time to time by CSB, and until deposited all such amounts will be held in trust by 124 for the benefit of CSB.


                        ARTICLE 2.  LEASE OF EQUIPMENT

2.1 LEASE. In consideration of the provision of the Services by 124 in accordance with the terms and conditions of this Agreement, CSB agrees to lease to 124, for the Term (as defined in ARTICLE 3) those assets (the "Leased Assets") identified on SCHEDULE "B" for a nominal lease payment of US$2.00.

2.2 TITLE. Title to the Leased Assets shall at all times remain in CSB and at no time during the Term shall title become vested in 124. Immediately upon termination of this Agreement provided CSB is not then in default under this Agreement, 124 shall release the Leased Assets to CSB and the Leased Assets shall be removed from 124's premises at CSB's expense within 7 days after the final day of the Term. All Leased Assets will be returned to CSB in the operating order, repair and condition and in as good a condition as when originally delivered to 124, ordinary wear and tear excepted, and be free and clear of all liens other than those placed thereupon by CSB.

2.3 SECURITY INTEREST. CSB may register a security interest in the Leased Assets as against 124 under the PERSONAL PROPERTY SECURITY ACT (Ontario) as a cautionary filing for a period of one year which registration will be discharged upon termination of this Agreement and the fulfillment of any obligations owed by 124 to CSB under this Agreement.

2.4 REMOVAL OF LEASED ASSETS. The Leased Assets shall not be removed from the Call Center without the prior written consent of CSB, except where any such Leased Assets require off-site repair and maintenance.

2.5 MAINTENANCE COSTS. All labor costs related to the maintenance of the Leased Assets shall be the responsibility of 124. 124 shall maintain industry-accepted maintenance and repair standards. Subject to SECTION 2.6, 124 shall invoice CSB, and CSB shall pay 124 upon receipt thereof, for all actual costs incurred to purchase replacement parts for the Leased Assets or to replace any of the Leased Assets.

2.6 LOSS OR DESTRUCTION. In the event of any loss or destruction of any Leased Assets attributable solely to the negligence or wilful misconduct of 124, its subcontractors, or their employees, 124 shall provide a substitution therefor of comparable quality which substitution shall be deemed to form part of the Leased Assets.

2.7 ADDITIONAL ASSETS. Subject to SECTION 2.5, if 124 requires assets other than the Leased Assets to comply with its obligations hereunder, the responsibility for obtaining such assets, which shall not form part of the Leased Assets, shall be that of 124.


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2.8 INSPECTION RIGHTS.  CSB shall have the right, during 124's normal business hours and upon reasonable notice to 124, to inspect the Leased Assets and 124's records with respect thereto provided that CSB will conduct no such inspection which is likely to disrupt 124's business operations.

2.9 LICENSES, ETC. 124 shall maintain in effect, all licenses, certificates, permits, approvals and consents required by applicable law or by any governmental body, agency or authority in connection with the use, operation and maintenance of the Leased Assets.

2.10 CONDITION OF ASSETS. CSB leases the Leased Assets to 124 on an as-is, where-is basis and except as otherwise expressly stated in this Agreement, CSB expressly disclaims and makes no representation or warranty of any sort in respect of the Leased Assets. 124 expressly covenants that it has reviewed all the Leased Assets and that the same are sufficient and necessary for the provision of the Services.


                               ARTICLE 3.  TERM

The term of this Agreement (the "Term") shall run for a period of 9 months from the "Closing" (as that term is defined in the Asset Purchase Agreement).


                         ARTICLE 4.  PRICE AND PAYMENT

4.1 MONTHLY FEE. CSB agrees to pay to 124 the sum of US$275,000.00 per month plus applicable taxes (the "Monthly Fee"). The Monthly Fee shall be payable by wire transfer or by delivery of a certified cheque to be received by 124 on the
- day of each calendar month during the Term.

4.2 TAXES. CSB will be subject to any goods and services tax under the EXCISE TAX ACT (Canada) and any other consumer, retail, use or value-added tax that may be chargeable in respect of the Monthly Fee.

4.3 INTERUPTION. In the event of any interruption of the Services as a result of failure by 124 to satisfy the terms and conditions hereof (which failure is not coincidental with an event of Force Majeure), the Monthly Fee payable by CSB to 124 during the next calendar month shall be reduced by the actual amount of damages sustained by CSB as a result of such interruption.


                         ARTICLE 5.  EARLY TERMINATION

5.1 NOTICE OF TERMINATION. CSB may terminate this Agreement upon the delivery by CSB, on not fewer than 30 days written notice (the "Termination Notice"), to 124 of its intention to terminate. Termination shall be deemed to occur on the 30th day following the Termination Notice (the "Termination Date").

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5.2 PAYMENT ON EARLY TERMINATION.  Upon termination pursuant to SECTION 5.1, provided an Event of Default on the part of 124 is not then in effect, CSB shall pay to 124 any Monthly Fee due under this Agreement prior to the Termination Date. Upon payment thereof together with any other amounts owing by CSB to 124 under this Agreement, CSB shall be deemed to have been completely released by 124 in respect of its obligations under this Agreement.


                              ARTICLE 6.  DEFAULT

6.1 EVENTS OF DEFAULT. An event of default ("Event of Default") shall be deemed to occur upon:

     (a) any merger of 124 or conveyance, transfer or loan of substantially all of the stock or assets of 124 other than to Douglas J. Duncan, Stuart K. Duncan or a company controlled by them or either of them;

     (b) the failure of 124 or CSB to observe or perform any covenant set out in this Agreement, provided such failure has continued for 30 days after notice thereof is given by the party not in default to the party in default (and further provided that the failure need only continue for 5 days if the default relates to a failure by CSB to pay the Monthly Fee); or

    (c) the insolvency, bankruptcy, assignment for the benefit of creditors, voluntary or involuntary petitioning for creditors' relief or the appointment of a transferee or receiver by or for any party hereto.

6.2 OCCURRENCE OF DEFAULT. Where an Event of Default has occurred, the party not in default shall be entitled to rescind this Agreement upon notice to the other party, which rescission shall be effective on the date and time specified in such notice.


                             ARTICLE 7.  INSURANCE

124 is not required to maintain insurance on the Leased Assets, however it shall maintain comprehensive general liability insurance of not less than $2,000,000 per occurrence. CSB shall insure the Leased Assets for their replacement cost. Each party will, upon request from the other, provide evidence reasonably satisfactory to the other that such insurance is in full force and effect.


                          ARTICLE 8.  INDEMNIFICATION

8.1 INDEMNIFICATION OF CSB. 124 shall hold harmless and indemnify CSB, its subsidiaries, affiliates, agents and their respective officers, directors, employees and customers and each of them from any portion of any loss, cost, damage, claim, expense or liability, including but not limited to, liability or alleged liability, as a result of injury to, or death of, any person or damage to, or destruction or loss of any property arising out of, as a result of, or in connection with the

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performance of this Agreement and directly or indirectly caused by the acts or omissions, negligent or otherwise, or willful misconduct of 124 or a contractor or an agent or a representative of 124, be it active or passive, except where such loss, cost, damage, claim, expense or liability arises in material respect from the gross negligence or willful misconduct of CSB, its officers, directors and other employees or agents. As used in the preceding sentence, the words "any person" shall include, but shall not be limited to, a contractor or an agent of 124 or CSB, or an employee of CSB, 124 or any such contractor or agent; and the words "any property" shall include, but shall be limited to, property of CSB and CSB's customers, or any such contractor or agent or an employee of any one of them. Upon the request of CSB, 124 shall, at no cost or expense to CSB defend any suit asserting claim for any loss, damage or liability specified above, and 124 shall pay any costs and legal fees that may be incurred by CSB in connection with any such claims or suits or in enforcing the indemnity granted above.

8.2 INDEMNIFICATION OF 124. CSB shall hold harmless and indemnify 124, its subsidiaries, affiliates, agents and their respective officers, directors, employees and customers and each of them from any portion of any loss, cost, damage, claim, expense or liability, including but not limited to, liability or alleged liability, as a result of injury to, or death of, any person or damage to, or destruction or loss of any property arising out of, as a result of, or in connection with the performance of this Agreement and directly or indirectly caused by the acts or omissions, negligent or otherwise, or willful misconduct of the CSB or a contractor or an agent or a representative of CSB, be it active or passive, except where such loss, cost, damage, claim, expense or liability arises in material respect from the gross negligence or willful misconduct of 124, its officers, directors and other employees or agents. As used in the preceding sentence, the words "any person" shall include, but shall not be limited to, a contractor or an agent of 124 or CSB, or an employee of CSB, 124 or any such contractor or agent; and the words "any property" shall include, but shall be limited to, property of 124, or any such contractor or agent or an employee of any one of them. Upon the request of 124, CSB shall, at no cost or expense to 124 defend any suit asserting claim for any loss, damage or liability specified above, and CSB shall pay any costs and legal fees that may be incurred by 124 in connection with any such claims or suits or in enforcing the indemnity granted above.


                           ARTICLE 9.  FORCE MAJEURE

9.1 DEFINITION. "Force Majeure" shall mean any of the following: prohibition of acts by government or public agency, riot, war, hostility, strikes, epidemics, fire, flood, earthquake, storm, tidal wave or other acts of nature (including other extreme weather conditions), and all other reasonably unpredictable or unforeseeable events beyond the control of the parties hereto.

9.2 EFFECT OF FORCE MAJEURE. Neither party shall be liable for its failure to perform any of its obligations hereunder during any time period in which its, or its contractor's or vendor's performance, is delayed by Force Majeure precluding performance, provided the cause for such failure is beyond reasonable control and without the material fault or negligence of the non-performing party or its subcontractors, and further provided that the party suffering from such delay notifies the other party of the delay as provided in
SECTION 9.3 (an "Excusable Delay").

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9.3 NOTIFICATION.  If one party has been prevented from performing its responsibilities stipulated in this Agreement because of an event of Force Majeure, it shall notify the other party writing within 14 days after the occurrence of such event and shall act to mitigate damages, if possible. If any event of Force Majeure occurs, no party shall be liable for any damage, increased costs or losses that another party may sustain by reason of Excusable Delay. The party claiming Force Majeure shall take appropriate measures to mitigate or remove the effects of Force Majeure and, within the shortest possible time, resume as soon as possible performance under this Agreement affected by the event of Force Majeure.


                        ARTICLE 10.  DISPUTE RESOLUTION

If a dispute arises from or in connection with this Agreement, the claiming party shall promptly notify the other party in a dated notice that a dispute has arisen and describe the nature of the dispute. If no settlement can be reached through consultation, a demand in writing may be made by either party to the other that such dispute, controversy or claim be submitted to arbitration. Each of 124 and CSB shall be entitled to appoint one arbitrator and the two arbitrators so chosen shall select a third arbitrator. All arbitrations authorized by this Agreement shall be conducted in accordance with the rules of the Arbitration and Mediation Institute of Ontario and the ARBITRATION ACT, 1991 (Ontario). If either party does not reasonably comply with a final decision or award made by the arbitrators, such non-complying party shall bear all costs and expenses, including attorney's fees incurred by the other party in obtaining enforcement of the decision or award. Otherwise, all costs of the arbitration authorized by this Agreement shall be borne equally by the parties unless otherwise ordered in the arbitration award. The parties agree not to take any steps or actions to prevent or delay the enforcement of the decision or award.


                              ARTICLE 11.  COSTS

Should any dispute be commenced between the parties concerning any provision of this Agreement or the rights and duties of any party in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys fees in such connection with enforcing its rights or defending itself, as the case may be.


                              ARTICLE 12.  NOTICE

Any notice, demand or other communication required or permitted to be given to any party to this Agreement shall be in writing and shall be either personally delivered or sent by registered mail, courier or telecopier. Any notice given pursuant to this Agreement shall be sent to the intended recipient at its address as follows:

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          To:  Colorado Satellite Broadcasting Inc.
               1050 Walnut Street
               Suite 301
               Boulder, Colorado
               U.S.A.  80302

               Attention:  Mark Kreloff

          To:  1248663 Ontario Inc.
               2500 Don Reid Drive
               Ottawa, Ontario
               Canada K1H 8P5

               Attention: Douglas Duncan

or such other address, facsimile number or individual as may be designated by notice by any party to the other. Any communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the 5th business day following the deposit thereof in the mail and, if given by facsimile, on the day of transmittal thereof. If the party giving any communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such communication shall not be mailed but shall be given by personal delivery or by telex.


                         ARTICLE 13.  ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements, understandings, negotiations, discussions, whether oral or written of the parties.


                            ARTICLE 14.  ASSIGNMENT

Neither party may, without the prior written consent of the other party, assign, sublease or otherwise transfer its rights or obligations hereunder.


                          ARTICLE 15.  GOVERNING LAW

This Agreement shall be given by and construed in accordance with the laws in force in the Province of Ontario and federal laws applicable therein.

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                     ARTICLE 16.  RELATIONSHIP OF PARTIES

This Agreement is an agreement for the purchase of services and does not create any partnership or joint venture between the parties.

                          ARTICLE 17.  RIGHT TO AUDIT

CSB or a representative of CSB shall have the right, at CSB's expense, once every calendar quarter to cause an audit to be done on the books and records of 124 that are related to the obligations of 124 under this Agreement. Such audit shall be commenced with not less than 5 business days prior notice to 124 and shall proceed only on business days (i.e., Monday to Friday, holidays excluded) between 9:00 am and 4:30 p.m.


IN WITNESS WHEREOF the parties have executed this Agreement.


           COLORADO SATELLITE
           BROADCASTING, INC.


           Per: /s/ Michael Weiner

           1248663 ONTARIO INC.

           Per: /s/ Douglas Duncan


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                                 SCHEDULE "A"

                             CALL CENTER SERVICES

124 shall:

(a) receive and process subscriber calls on a twenty-four hour basis from the Call Center using the Leased Assets as described in SCHEDULE "B" to this Agreement;

(b) maintain and manage all accounting functions relating to the operations of the Call Center and the management of subscriber accounts, including but not limited to, issuing invoices;

(c) employ personnel in such numbers as is required to perform the Services under this Agreement;

(d) issue monthly statements to CSB, in a form acceptable to CSB, indicating the subscription revenues for such month and other information required by CSB;

(e)  coordinate subscriptions with the entity providing CSB's uplink services;

(f) operate the Call Center from 1825 Woodward Drive, Ottawa, Ontario or such other location as CSB may consent to (such consent not to be unreasonably withheld);

(g) provide marketing services which shall include maintaining the current programming guide ("Inside") and require a monthly marketing budget consistent with the historical levels of marketing expenditures on the business over the prior 12 month period;

(h) maintain the 24/7 Web Server, update content on the websites and respond to customer inquiries generated form the websites;

(i) advertise the services and programs through advertisement placement, developing conference/show materials, a monthly advertising budget consistent with the thistorical levels of advertising expenditures on the business over the prior 12 month period, and provide written reports on current and proposed advertising placement;

(j) maintain current dealer relations; provide a monthly list of active and inactive dealers, provide a monthly dealer status report which shall include reports of dealer representative orders by product, number of orders and gross dollars; and

(k) maintain current distributor relations; provide a monthly list of active and inactive distributors, provide a monthly distributor status report which shall include reports of distributor orders off site, by distributor and by product, number of orders and gross dollars;

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(l)  provided daily GI reports on activiations and deactivations by tier bit and port channels and PPV, weekly reconciliation reports between GI activations and deactivations compared with distributor activations and deactivations;

(m)  report on house orders by product, number of orders and gross dollars; and

(n)  report monthly on third party product sales.